Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 92 to Registration Statement No. 002-84776 on Form N-1A of our reports dated January 12, 2010 relating to the financial statements and financial highlights of Fidelity Advisor Series I, including Fidelity Advisor Equity Income Fund, Fidelity Advisor Equity Growth Fund, Fidelity Advisor Equity Value Fund, Fidelity Advisor Growth Opportunities Fund, and Fidelity Advisor Strategic Growth Fund; of our reports dated January 13, 2010 for Fidelity Advisor Value Strategies Fund, Fidelity Advisor Large Cap Fund, and Fidelity Advisor Growth & Income Fund; and of our report dated January 14, 2010 for Fidelity Advisor Mid Cap Fund, each appearing in the Annual Report on Form N-CSR of Fidelity Advisor Series I for the year ended November 30, 2009, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firms" in the Statement of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

January 25, 2010